SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 17, 2001



                                   ICOA, Inc.
             (Exact name of registrant as specified in its charter)


           Nevada                        0-32513                87-0403239
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
           incorporation)                                    Identification No.)



                  111 Airport Road, Warwick, Rhode Island           02889
                  (Address of Principal Executive Offices)        (Zip Code)



       Registrant's telephone number, including area code: (401) 739-9205



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events

         On December 17, 2001, ICOA, Inc., a Nevada corporation ("ICOA") acquired certain assets, specifically; the Internet Kiosks, operating and management systems and software for the Internet Kiosks, and the related location and placement agreements for the Internet Kiosks (the "Assets"), of the Kiosk Division of Go Online Networks Corporation ("GONT"). In consideration for the Assets, ICOA delivered a five-year warrant, exercisable for a nominal exercise price in whole or in part at any time after December 17, 2002 (the "Exercise Date"), for such number of shares ("Warrant Shares") of common stock, par value $.0001 per share, of ICOA ("Common Stock") as shall be determined by dividing $100,000 by seventy five percent (75%) of the average bid price per share of the Common Stock for the three trading days immediately preceding the Exercise Date. Neither the Warrant nor the Warrant Shares have been registered under the Securities Act of 1933, as amended, or any state securities law.

         The foregoing is a brief description of the financing arrangement. It is not complete and is qualified in its entirety by reference to the Asset Purchase Agreement and Warrant, copies of which are filed as exhibits to this Current Report.




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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)        Exhibits

   Exhibit
     No.                       Description
    4.1 Asset Purchase Agreement (without schedules), dated December 17, 2001, between ICOA and GONT.
    4.2   Warrant dated December 17, 2001, issued by ICOA to GONT.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    January 2, 2002

                                          ICOA, Inc.


                                          By: /s/Erwin Vahlsing, Jr.
                                              -------------------------------
                                           Name: Erwin Vahlsing, Jr.
                                          Title: Treasurer and CFO


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







                                  EXHIBIT INDEX


   Exhibit
     No.                               Description
    4.1 Asset Purchase Agreement (without schedules), dated December 17, 2001, between ICOA and GONT.
    4.2   Warrant dated December 17, 2001, issued by ICOA to GONT.